                                                                     Exhibit 5.1



                 KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.


                                ATTORNEYS AT LAW


                             THE TOWER AT ERIEVIEW


                                   SUITE 2600


                           CLEVELAND, OHIO 44114-1824


                                 (216) 696-3311


                         FAX (216) 696-1009 26TH FLOOR


                         FAX (216) 696-1524 25TH FLOOR



                                 July 19, 1996



Olympic Steel, Inc.


5080 Richmond Road


Cleveland, Ohio 44146-1392



     In connection with the filing by Olympic Steel, Inc., an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, as amended (333-7395), with respect to up to 3,450,000 Common Shares, without par value, of the Company (the "Shares"), to be sold by the Company and certain selling shareholders, we have examined the following:
(i) the Amended and Restated Articles of Incorporation, as currently in effect,
(ii) the Amended and Restated Code of Regulations of the Company, as currently in effect; (iii) the Registration Statement on Form S-3, as amended (including Exhibits thereto) filed with the Securities and Exchange Commission; (iv) the form of Underwriting Agreement pursuant to which the Shares are to be purchased by the Underwriters and resold in a public offering; and (v) the records relating to the organization of the Company and such other documents as we deem it necessary to examine as a basis for the opinions hereinafter expressed.



     Based on the foregoing, we are of the opinion that:



     (i) The Company is incorporated and validly existing under the laws of the State of Ohio.



     (ii) The Shares to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.



     (iii) The Shares to be sold by the selling shareholders, when sold in the manner contemplated by the Registration Statement, will be fully paid and non-assessable.



     We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Legal Matters."



                               Very truly yours,



                              /s/ Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.

                                  Kahn, Kleinman, Yanowitz & Arnson
                                  Co., L.P.A.